UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CENTRAL VALLEY COMMUNITY BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL VALLEY COMMUNITY BANCORP
7100 N. Financial Drive, Suite 101

Fresno, California 93720

April 2, 2008

Dear Shareholder:

In connection with the 2008 Annual Meeting of Shareholders to be held at 6:00 p.m. on Wednesday, May 21, 2008 at the Company’s corporate office at 7100 N. Financial Drive, Suite 101, Fresno, California we are enclosing the following:

1.             Notice of Annual Meeting of Shareholders.

2.             Proxy Statement

3.             Proxy Card.

It is important that your shares be represented at the meeting.  Whether or not you plan to attend the meeting, you are requested to complete, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been paid.

We appreciate your support and look forward to seeing you at the meeting on May 21, 2008.

Cordially,

/s/ Daniel N. Cunningham

Daniel N. Cunningham Chairman of the Board

/s/ Daniel J. Doyle

Daniel J. Doyle
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS OF
CENTRAL VALLEY COMMUNITY BANCORP

TO THE SHAREHOLDERS OF CENTRAL VALLEY COMMUNITY BANCORP:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of the Shareholders of Central Valley Community Bancorp will be held at 7100 N. Financial Drive, Suite 101, Fresno, CA, on Wednesday, May 21, 2008, at 6:00 p.m. for the following purposes:

1.                                       To elect Directors;

2.                                       To ratify the appointment of Perry-Smith LLP as the Company’s independent public accountants; and

3.                                       To transact such other business as may properly come before the meeting

The names of the Board of Directors’ nominees to be directors of Central Valley Community Bancorp are set forth in the accompanying Proxy Statement and are incorporated herein by reference.

The Bylaws of Central Valley Community Bancorp provide for the nomination of directors in the following manner:

Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail as permitted by Section 6 of these Bylaws, no notice of intention to make nominations shall be required.  Such notification shall contain the following information to the extent known to the notifying shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder.  Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman’s instructions, the inspectors of election can disregard all votes cast for each such nominee.  A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.

Only shareholders of record at the close of business on March 21, 2008, are entitled to notice of, and to vote at, the Annual Meeting.  Every shareholder is invited to attend the Annual Meeting in person or by proxy.  If you do not expect to be present at the Meeting, you are requested to complete and return the accompanying proxy form in the envelope provided.

Dated:  April 2, 2008

/s/ Daniel N. Cunningham

Daniel N. Cunningham
Chairman of the Board

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE

SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE

IN THE ENCLOSED POSTAGE PAID ENVELOPE

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
OF
CENTRAL VALLEY COMMUNITY BANCORP
To Be Held on May 21, 2008
7100 N. Financial Drive, Suite 101, Fresno, California 93720

GENERAL INFORMATION FOR SHAREHOLDERS

The following information is furnished in connection with the solicitation of the accompanying proxy by and on behalf of the Board of Directors of Central Valley Community Bancorp (the Company or Central Valley) for use at the Annual Meeting of Shareholders to be held at the Company’s corporate office located at 7100 N. Financial Drive, Suite 101, Fresno, California on Wednesday, May 21, 2008, at 6:00 p.m.  Only shareholders of record at the close of business on March 21, 2008, (the Record Date) will be entitled to notice of and to vote at the Annual Meeting.  On the Record Date, the Company had outstanding 5,978,316 shares of its common stock, all of which will be entitled to vote at the Annual Meeting and any adjournments thereof.  This proxy statement will be first mailed to shareholders on or about April 2, 2008.

Vote By Proxy

As many of the Company’s shareholders are not expected to attend the Annual Meeting in person, the Company solicits proxies so that each shareholder is given an opportunity to vote.  Shares represented by a duly executed proxy in the accompanying form, received by the Board of Directors prior to the Annual Meeting, will be voted at the Annual Meeting.  A shareholder executing and delivering the enclosed proxy may revoke the proxy at any time prior to exercise of the authority granted by the proxy by (i) filing with the secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date; or (ii) attending the meeting and voting in person.  A proxy is also revoked when written notice of the death or incapacity of the maker of the proxy is received by the Company before the vote is counted.  If a shareholder specifies a choice with respect to any matter on the accompanying form of proxy, the shares will be voted accordingly.  If no specification is made, the shares represented by the proxy will be voted in favor of the specified proposal.

Method of Counting Votes

Holders of common stock of the Company (Common Stock) are entitled to one vote for each share held except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected and such shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses.  However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder’s intention to cumulate votes.  If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.  An opportunity will be given at the Meeting prior to the voting for any shareholder who desires to do so, to announce his or her intention to cumulate his or her votes.  The proxy holders are given, under the terms of the Proxy, discretionary authority to cumulate votes represented by shares for which they are named in the Proxy.

The proxy holders, Daniel J. Doyle and Wanda L. Rogers, both of whom are directors of the Company, will vote all shares of Common Stock represented by the proxies unless authority to vote such shares is withheld or the proxy is revoked.  However, the proxy holders cannot vote the shares of the shareholder unless the shareholder signs and returns a proxy card.  Proxy cards also confer upon the proxy holders discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed, which may properly be presented for action at the Annual Meeting, including a motion to adjourn, and with respect to procedural matters pertaining to the conduct of the Annual Meeting.  The total expense of soliciting the proxies in the accompanying form will be borne by the Company.  While proxies are normally solicited by mail, proxies may also be solicited directly by officers, directors and employees of the Company or its subsidiary, Central Valley Community Bank (the Bank).  Such officers, directors and employees will not be compensated for this service beyond normal compensation to them.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately.  In determining whether a proposal has been approved, abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on the proposal.

Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

FOR the election of all nominees for director named herein; and

FOR ratification of the selection of Perry-Smith LLP as the Company’s independent registered public accounting firm.

In the event a shareholder specifies a different choice on the Proxy, his or her shares will be voted in accordance with the specification so made.  In addition, such shares will, at the proxy holders’ discretion, be voted on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).  Boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director.

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2007 is enclosed with this Proxy Statement.

Vote Required

The nine (9) nominees receiving the highest number of votes of the shares of the Company’s Common Stock represented and entitled to vote at the Meeting will be elected directors of the Company.

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock represented and entitled to vote at the Meeting is necessary for the ratification of the selection of auditors.

Shareholders Entitled to Vote

Only shareholders of record at the close of business on March 21, 2008, are entitled to notice of, and to vote at, the Annual Meeting.  At the close of business on that date, the Company had outstanding 5,978,316 shares of its no par value Common Stock.

SHAREHOLDINGS OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Management does not know of any person who owns, beneficially or of record, either individually or together with associates, 5 percent (5%) or more of the outstanding shares of Common Stock, except as set forth in the table below.

The following table sets forth, as of the Record Date,  the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of the Company’s directors, named executive officers and principal shareholders and by the directors and executive officers of the Company as a group.  The shares “beneficially owned” are determined under Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose.  In general, beneficial ownership includes shares over which the director, principal shareholder or executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of the Record Date. For purposes of the table below, the address for all is 7100 Financial Drive, Suite 101, Fresno, California 93720.  All Directors, except for Mr. Doyle, are independent under NASDAQ independence standards.

				Shares Beneficially Owned as of the Record Date
Directors and Nominees, and Executive Officers	Age	Positions Held With the Company	Director or Officer Since	Number		Percent of Class

Sidney B. Cox	77	Director	2000	66,022	(1)	1.10%
Daniel N. Cunningham	71	Chairman of the Board and Director	2000	417,884	(2)	6.99%
Edwin S. Darden Jr.	63	Director	2001	115,506	(1)	1.92%
Daniel J. Doyle	61	President, Chief Executive Officer and Director **	2000	222,240	(3)	3.61%
David A. Kinross	43	Senior Vice President and Chief Financial Officer **	2006	6,500	(4)	*
Steven D. McDonald	58	Director	2000	405,440	(5)	6.74%
Louis McMurray	61	Director	2000	681,043	(6)	11.37%
Gary Quisenberry	56	Senior Vice President, Commercial and Business Banking **	2000	55,500	(7)	*
Wanda L. Rogers	75	Director	2000	205,428	(1)	3.42%
Lydia E. Shaw	51	Senior Vice President, Consumer and Retail Banking **	2007			*
William S. Smittcamp	55	Director	2000	143,600	(1)	2.39%
Thomas L. Sommer	60	Senior Vice President and Credit Administrator **	2000	105,216	(8)	1.74%
Joseph B. Weirick	69	Director	2000	105,695	(9)	1.76%
Shirley Wilburn	65	Senior Vice President **	2000	21,310	(10)	*

All directors and executive officers of the Company and the Bank as a group (14 in number)				2,551,384		39.15%

*	Beneficial ownership does not exceed one percent of common stock outstanding.
**

As used throughout this Proxy Statement, the term “executive officer” means the president, any senior vice president in charge of a principal business unit or function, and any other officer or person who performs a policy making function for the Company or the Bank. Mr. Quisenberry, Ms. Shaw and Mrs. Wilburn are officers of the Bank only. Each executive officer serves on an annual basis and must be appointed by the Board of Directors annually pursuant to the Bylaws of the Company (or the Bylaws of the Bank, in the case of Ms. Shaw, Mrs. Wilburn and Mr. Quisenberry).

(1)

Includes 35,000 shares which may be acquired within 60 days of the Record Date upon the exercise of options granted pursuant to the Central Valley Community Bancorp 2000 Stock Option Plan (the 2000 Plan).

(2)

Includes 87,120 shares held as trustee for the Bradley and Joanne Quinn Living Trust as to which Mr. Cunningham disclaims beneficial ownership and 122,508 shares held under a power of attorney executed in favor of Mr. Cunningham by Eric Quinn as to which Mr. Cunningham disclaims beneficial ownership. Also includes 5,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.

(3)

Includes 90,000 shares which may be acquired upon the exercise of options granted pursuant to the Central Valley Community Bank 1992 Plan (the 1992 Plan). Also, includes 88,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.

(4)	Includes 6,500 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.
(5)	Includes 1,608 shares held by Mr. McDonald’s spouse, 28,136 shares held in a family trust, and 35,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.
(6)

Includes 52,536 shares held as Trustee of the Charles McMurray Living Trusts, 52,548 shares held as Trustee of the Jed McMurray Living Trust, 496,696 shares held as Trustee of the Louis McMurray Living Trust, 64,263 shares held as Trustee of the Lou and Dena McMurray Living Trust, and 15,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.

(7)

Includes 32,000 shares which may be acquired upon the exercise of options granted pursuant to the 1992 Plan. Also includes 22,500 shares which may be acquired upon exercise of options granted pursuant to the 2000 Plan.

(8)

Includes 26,000 shares which may be acquired upon the exercise of options granted pursuant to the 1992 Plan. Also includes 39,700 shares which may be acquired upon exercise of options granted pursuant to the 2000 Plan.

(9)	Includes 6,116 shares owned of record by Mr. Weirick’s wife and 35,000 shares which may be acquired upon the exercise of options granted pursuant to the 2000 Plan.
(10)	Includes 6,000 shares which may be acquired upon exercise of options granted pursuant to the 2000 Plan.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1
ELECTION OF DIRECTORS OF THE COMPANY

The Bylaws of the Company provide a nomination procedure for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.  Nominations not made in accordance therewith may, in his or her discretion, be disregarded by the Chairman of the Meeting and, upon his or her instruction, the inspectors of election shall disregard all votes cast for such nominee(s).

The Bylaws of the Company provide that the Board will consist of not less than seven (7) and not more than thirteen (13) directors.  The number of directors is set by the Board and is currently set at nine (9).  The authorized number of directors to be elected at the Meeting is nine (9).  Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified.

All Proxies will be voted for the election of the following nine (9) nominees recommended by the Board of Directors, all of whom are incumbent directors, unless authority to vote for the election of directors is withheld.  If any of the nominees should unexpectedly decline or be unable to act as a director, the Proxies may be voted for a substitute nominee to be designated by the Board of Directors.  The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below. There is no family relationship between any of the directors or principal officers other than Sidney B. Cox and Wanda L. Rogers who are brother and sister.

The following is a brief account of the business experience during the past five years of each nominee and each executive officer of the Company.

SIDNEY B. COX retired from Producers Cotton Oil in April 1988 and is now owner of Cox Communications, public relations and agricultural consulting firm.

DANIEL N. CUNNINGHAM is the Chairman of the Boards of Directors of the Company and the Bank.  Mr. Cunningham is a Director of Quinn Group, Inc. and a former Vice President and Director of Quinn Properties, Inc.

EDWIN S. DARDEN JR. is a certified architect and President of Darden Architects, Inc., an architectural firm in Fresno, California.

DANIEL J. DOYLE became President and Chief Executive Officer of the Company upon its organization in 2000, and has served as President and Chief Executive Officer of the Bank since June 1998.  From March 1995 until joining the Bank, Mr. Doyle was Senior Vice President and Regional Manager of U.S. Bank.  Prior to that, Mr. Doyle served as President and Chief Executive Officer of U. S. Bank of California.

DAVID A. KINROSS was name Senior Vice President and Chief Financial Officer of the Company on May 18, 2006.  Prior to that time, Mr. Kinross served for three years as Vice President Finance and Chief Financial Officer of Pelco, and for 13 years prior to that served in various capacities including Partner with Deloitte & Touche LLP.

STEVEN D. McDONALD is President of McDonald Properties, Inc., with interests in cattle ranching, mobile home park management and other investments.  Mr. McDonald is also the owner/broker of SDM Realty, specializing in ranch brokerage.

LOUIS McMURRAY is President of Charles McMurray Company, a wholesale hardware company with outlets in Fresno and Sacramento.

GARY QUISENBERRY was named Senior Vice President, Commercial and Business Banking of the Bank on February 22, 2000.  For fifteen years prior to that time, Mr. Quisenberry was Senior Vice President, Business Banking Manager, Manager of Special Assets and Manager of Consumer Lending for California Federal Bank.

WANDA L. ROGERS since 1988 has served as the President and Chief Financial Officer of Rogers Helicopters, Inc., a corporation contracting for helicopter services to various U.S. government agencies and other public entities.  She is a former director of Kaman Corporation.

LYDIA E. SHAW was named Senior Vice President of the Bank on October 1, 2007.  Ms. Shaw was named manager of Consumer and Retail Banking of the Bank on December 19, 2007.  Prior to that time, Ms. Shaw served as Vice President, Division Manager for Washington Federal Savings located in Seattle, Washington.  For eight years prior to that time, Ms. Shaw served as Director of Business Relationships for Twinstar Credit Union located in Olympia, Washington.

WILLIAM S. SMITTCAMP is the President and owner of Wawona Frozen Foods and is involved as a principal in other family-related businesses.

THOMAS L. SOMMER became Senior Vice President and Credit Administrator of the Company upon its organization in 2000, and was named Senior Vice President and Chief Credit Officer of the Bank on December 15, 1999 after serving as Vice President Manager of Credit Review and Special Assets since August 24, 1998.

JOSEPH B. WEIRICK was President and General Manager of Weirick and Co., operators of China Peak Ski Area, from 1964 to 1978.  Mr. Weirick is presently involved in personal investments.

SHIRLEY WILBURN retired on January 2, 2008. Mrs. Wilburn served as Senior Vice President, Consumer and Retail Banking of the Bank for seven years.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company conducts its business through meetings of the Company’s Board of Directors, Executive and Directors Resources Committee, Nominating Committee, Strategic Planning Committee and Audit/Compliance Committee, and through committees of the Bank’s Board of Directors.  The Company became the holding company for the Bank on November 15, 2000. Currently, the Audit/Compliance Committee of the Bank’s Board of Directors makes recommendations to the Audit/Compliance Committee of the Company’s Board of Directors.  During 2007 the Company’s Board of Directors held 14 meetings.

Executive/Directors Resources Committee

The Executive/ Directors Resources Committee performs the function of a compensation committee for the Company and the Bank.  All of the members of the Executive/ Directors Resources Committee are independent directors as defined under the rules of The NASDAQ Stock Market, Inc. as currently in effect.  The Committee is composed of Mr. Cunningham as Chairman, and Messrs. Darden, McMurray, and Smittcamp.  The Committee adopted a charter on March 21, 2007 which outlines its policy with respect to executive and directors’ compensation and equity awards and incentive compensation awards and plans.  A copy of the Executive/Directors Resources Committee Charter was included in the Proxy Statement for the Company’s 2007 Annual Meeting of Shareholders as Appendix A.

The Committee held four meetings during 2007.  The Committee; (1) oversees matters relating to employment, compensation and management performance of key executive officers; (2) formally evaluates the performance of the President/CEO annually; (3) makes recommendations to the full Board for compensation and other benefits, including incentives, deferred compensation plans and stock options for the President/CEO and other key executive officers;  (4) reviews and makes recommendations to the Board regarding retirement policies or any other policies relating to Board members; and (5) makes recommendations regarding fees, stock option grants and other benefits for the Directors.

Nominating Committee

The Nominating Committee is composed of Mr. Cunningham as Chairman, and Messrs. Darden, McMurray, and Smittcamp.  All of the members of the Committee are independent directors as defined under the rules of the NASDAQ Stock Market, Inc. as currently in effect.

The Committee held one meeting during 2007.  The Committee makes recommendations for the nomination of directors to the full Board.

The Committee adopted a charter which outlines its policy with respect to considering director candidates.  A copy of the Nominating Committee charter was included in the Proxy Statement for the Company’s 2007 Annual Meeting of Shareholders as Appendix B.  The Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director.  In order for shareholder suggestions regarding possible candidates for director to be considered by the Committee, such information should be provided to the Committee in writing at least 60 days prior to the date of the next scheduled annual meeting.  Shareholders should include in such communications the name and biographical data of the individual who is the subject of the communication and the individual’s relationship to the shareholder.  The Committee does not set specific criteria for directors but believes the Company is well served when its directors bring to the Board a variety of experience and backgrounds, evidence leadership in their particular fields, demonstrate the ability to exercise sound business judgment and have substantial experience in business and outside the business community in, for example, the academic or public communities.  The Committee considers shareholder nominees for director in the same manner as nominees for director from other sources.   As set forth in the Notice of Annual Meeting that accompanies this Proxy Statement, the Company’s Bylaws require that notice of intention to make any nomination must be delivered to the President of the Corporation on a timely basis and must contain certain information.  Please refer to the Notice of Annual Meeting.  Any such notices will be forwarded to the Committee

Strategic Planning Committee

The Committee develops, along with the Board and management, the Company’s Strategic Plan and is to provide overall strategic planning direction for the Company.  Its responsibilities include overseeing the Bank’s planning process and implementation of the strategic plan, reviewing potential locations for offices of the Bank, overseeing premises-related matters, and reviewing feasibility of potential mergers/acquisitions.  Members of the Strategic Planning Committee are Mr. McMurray, Chairman, and Messrs. Cunningham, Darden, Doyle, McDonald, and Smittcamp.  The Committee met four times in 2007.

Audit/Compliance Committee

The Audit/Compliance Committee of the Company’s Board of Directors is composed of Mr. McDonald as Chairman, Ms. Rogers and Messrs. Cunningham, Cox and Weirick.  All of the members of the Audit/Compliance Committee are independent directors as defined under the rules of The NASDAQ Stock Market, Inc. as currently in effect.  The Board of Directors has determined that Mr. Cunningham is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

The Company’s Audit/Compliance Committee held 11 meetings during 2007.  The functions of the Audit/Compliance Committee are to recommend the appointment of and to oversee  the independent registered public accounting firm who audit the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by such accountants and to evaluate the possible effect of each such service on the independence of the Company’s accountants.  The Audit/Compliance Committee also reviews internal controls and reporting procedures of the Bank’s branch offices, periodically consults with the independent registered public accounting firm with regard to the adequacy of internal controls and reviews and recommends inclusion of the audited consolidated financial statements in regulatory reports.

Report of Audit/Compliance Committee

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING REPORT OF THE AUDIT/COMPLIANCE COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

The Audit/Compliance Committee of the Central Valley Community Bancorp Board of Directors (the Audit Committee) is composed of five independent directors and operates pursuant to a Charter that was adopted by the Board on March 21, 2007, a copy of which was attached as Appendix C to the Proxy Statement for the Company’s 2007 Annual Meeting of Shareholders.  The members of the Audit Committee are Steven D. McDonald (Chair), Daniel N. Cunningham, Wanda L. Rogers, Sidney B. Cox, and Joseph B. Weirick. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent accountants.

The function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, and maintaining appropriate accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent registered public accounting firm is responsible for planning and carrying out appropriate audits and reviews, auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Committee has considered and discussed the consolidated audited financial statements with the independent registered public accounting firm, with, and without, management present.  The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.  The Committee has also discussed with management and the independent registered public accounting firm the quality and adequacy of the internal controls of the Company.  Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The independent registered public accounting firm did not perform any prohibited services for the Company.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect to auditor independence.  Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company’s independent registered public accounting firm are in fact “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in its Charter, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 to be filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT/COMPLIANCE COMMITTEE

OF THE COMPANY’S BOARD OF DIRECTORS

Steven D. McDonald (Chairman)

Daniel N. Cunningham

Wanda L. Rogers

Sidney B. Cox

Joseph B. Weirick                                                                                                                                March 21, 2008

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The duties of the Executive/Directors Resources Committee (the Committee) of the Board of Directors include  reviewing policies, reviewing human resources issues, granting stock options and other equity awards and approving other personnel matters which are in excess of management’s authority.  The Company’s compensation programs and policies are covered under this committee and are applicable to its Chief Executive Officer (CEO), Chief Financial Officer (CFO) and other Named Executive Officers (NEOs), and are administered by the Committee. NEOs are defined as the Company’s three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of the last completed fiscal year.

The Committee establishes the compensation plans and specific compensation levels of the Company’s CEO, CFO and other NEOs, with input from the CEO.  The Committee reviews its approach to executive compensation annually.  As part of its review, the Committee conducts periodic outside reviews of California peers as well as national peers utilizing the California Bankers Association Salary Survey, salary and benefits information from the California Department of Financial Institutions and other databases.

The Company’s compensation programs and policies are designed to enhance shareholder value by aligning the financial interest of the executive officers of the Company with those of the Company’s shareholders.  The compensation program has two goals:  To help the Company compete with other financial entities to attract and retain highly qualified individuals as executive officers; and to pay executive officers based upon their contribution to the Company’s performance and the executive officers’ estimated future contribution to the success of the Company.

         The Committee annually reviews the salaries, non-equity incentives, and perquisites of executive officers, which are payable in cash.  The long-term compensation components (equity incentives and post-termination benefits) are reviewed in the context of the other compensation provided to executives; however, adjustments to long-term compensation are not necessarily made annually.

         Equity compensation and post-termination benefits are intended to provide retention incentives to executives, and are not specifically intended to reward current performance.  Salary, bonus and perquisite compensation are related to, and affected by, current performance.

The Company’s philosophy for providing equity compensation in the form of stock options is based on the principles of encouraging key employees to remain with the Company and to encourage ownership thereby providing them with a long-term interest in the Company’s overall performance.  The Company intends to retain the flexibility necessary to provide total cash compensation in line with competitors’ practices, the Company’s compensation philosophy and the Company’s best interests, including compensation that may not be deductible for tax purposes.

Components of Executive Officer Compensation

The primary components of executive compensation are base salaries, incentive compensation and long term compensation, which includes 401(k) match and profit sharing, equity compensation, health and welfare benefits and benefits from a salary continuation plan.

BASE SALARIES:

Base salaries for our executive officers are based on the scope of their responsibilities as well as review of competitive compensation data from a comparison group of financial services companies.  The Committee approves, and submits to the Board of Directors for ratification, the annual base salary for the CEO, CFO and other NEOs.  Base salaries are reviewed annually, and increased from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.  Salary ranges and midpoints for all employees are based on market analysis within the banking industry in California.

The base salary for the CEO for 2007 was determined by (i) examining the Company’s performance against its preset goals, (ii) comparing the Company’s performance against its peer group competitors, (iii) evaluating the effectiveness and performance of the CEO and (iv) comparing the base salary of the CEO to that of other chief executive officers in the Company’s peer group.  The total compensation received by the Company’s CEO is detailed in the Summary Compensation Table.

INCENTIVE COMPENSATION:

The Committee determines the amount of annual incentive compensation payable to executive officers, if performance goals are met, subject to a maximum limit on the incentive compensation. In January 2007, the compensation committee recommended to the Board and the Board approved the incentive compensation for executive officers for 2007 and is discussed below.

                The CEO’s annual incentive compensation was based on a target bonus multiplied by a performance modifier.  The target bonus for 2007 was 50% percent of his base salary at January 1, 2007.  The target bonus is prorated 70% to a Bank component which includes performance criteria for net income, direct expenses, operating revenue, loans, deposits, investment management, classified loans to capital, Community Reinvestment Act (CRA) loan goals, classified loans and past due loans.  30% of the target bonus was prorated to a management component.  The management component is subjective based on strategic planning leadership, marketing, regulatory compliance, community involvement, franchise value and stockholder relations.   The total target bonus attained can be adjusted up or down based on the performance modifier.  The performance modifier was determined by the outcome of regulatory exams, regulators’ rating for the Bank and outside and internal audit outcomes.  Mr. Doyle’s 2007 incentive compensation was $201,000 as his overall target objectives were met and exceeded.  See the Summary Compensation Table below for further information.

The Company has a Senior Management Incentive Plan (SMIP) to provide annual incentive compensation to attract, retain, and motivate key executives of the Company.  The CEO does not participate in the SMIP.  The SMIP is tied to financial achievements for the Bank and Company which are set annually.  The executive must be employed on the last day of the fiscal year to receive payment under the SMIP.  The Committee has discretion to determine which executives are eligible to participate in the SMIP, to determine the bases for and the amount of any incentive awards and to consider any additional or extraordinary performance factors for a particular participant.  Where an executive is responsible for a particular business unit or division, performance goals are weighted based on operational performance of those units. Where an executive has broader corporate responsibilities, such as the CFO, goals are based on particular objectives set by the Committee.   For 2007, NEOs total incentive compensation was based on a target bonus of 30% of their base salary as of January 1, 2007 which was weighted 40% for targeted Company level thresholds of performance and 60% for individual targeted performance thresholds. Bank performance thresholds include net income, total direct expenses, and non-interest income.  Individual thresholds include, loans, deposits, net charge offs, classified loans to capital, past due loans, CRA goals, investments, and a management component.  The total bonus attained can be adjusted up or down based on the outcome of regulatory exams, regulators’ rating for the Bank and outside and internal audit outcomes.

Incentive compensation payments for 2007 for each executive officer are detailed in the Summary Compensation Table on page 14.

LONG-TERM INCENTIVE COMPENSATION:

401(k)/Profit Sharing Plan:

The Company adopted a 401(k) Plan for benefit of all employees and incorporates a safe harbor matching contribution provision.  The CEO and other senior management executives participate in the 401(k) Plan to the same extent as all other employees, subject to limitations imposed by regulation. The Company contributes a percentage matching contribution to the same degree as all other employees. The matching contribution is 100% on all deferred amounts up to 3% of eligible compensation and a 50% match on the next 2% of eligible compensation.  The Profit Sharing Plan is a cash-based incentive profit sharing program.  The Company may, but is not required to make annual contributions based on the recommendation of the Committee.  The cash incentive is paid by March 1st of each year.  The percentage of the Company’s contribution is recalculated each year based upon the recommendation of the Committee.  Once they are eligible to participate, all employees are 100% vested, immediately, in both the 401(k) match and the Profit Sharing Plan.  401(k) and profit sharing contributions to the CEO, CFO and NEOs for 2007 are detailed in the Summary Compensation Table on page 14.

Equity Compensation:

Under the Company’s compensation philosophy, ownership of the Company’s Common Stock is a key element of executive compensation.  The granting of stock-based awards is intended to retain and motivate key executives and to provide a direct link with the interest of the shareholders of the Company.  In general, stock-based award grants are determined based on (i) the impact the executive may have had on the Bank’s  and Company’s earnings and stock price, (ii) the ability of the executive to provide enhanced opportunities for the success of the Bank and Company (iii) extraordinary deeds performed that warrant extraordinary rewards, (iv) prior award levels for the executive, (v) total awards received to date by the individual executives, (vi) the total stock-based award to be made and the executive’s percentage participation in that award, (vii) the executive’s direct ownership of Company’s Common Stock, (viii) the number of awards vested and non-vested,  and (ix) the options outstanding as a percentage of total shares outstanding.  Stock-based awards are issued at the discretion of the Board of Directors.  Periodically the Directors determine a pool of the number of stock-based awards to be granted and management makes recommendations to the Directors to determine how many are granted to executive officers and others in the Company and the Directors make a final approval of the grants.

The Company has three share-based compensation plans, the Central Valley Community Bancorp 2005 Omnibus Incentive Plan (the 2005 Plan) and the 2000 and 1992 Stock Option Plans.  The 2005 Plan provides for awards in the form of incentive stock options, non-statutory stock options, stock appreciation rights, and restricted stock.  The plan allows for performance awards that may be in the form of cash or shares of the Company, including restricted stock.  All awards are issued at market value and generally have vesting periods of five years.  These awards are granted at the sole discretion of the Committee.  The maximum number of shares that can be issued with respect to all awards under the 2005 Plan is 476,000. Currently there are options to purchase 15,000 shares of common stock reserved for issuance for options already granted to employees and 461,000 remain reserved for future grants as of December 31, 2007 under the 2005 Plan.

In connection with the Company becoming the holding company for Central Valley Community Bank (Bank) in 2000, the Company assumed all obligations for options issued under the Bank’s 1992 Stock Option Plan, with options to purchase shares of the Company’s common stock substituted for options to purchase shares of common stock of the Bank.  No new options have been granted under this plan and outstanding options are exercisable until their expiration.  The 2000 Stock Option Plan has 846,834 shares remaining as reserved for issuance for options already granted to employees and directors under incentive and nonstatutory agreements and 1,986 remain reserved for future grants.  In October 2007, the Company cancelled 15,000 options granted on May 1, 2006 and 78,900 granted on April 23, 2007.  On October 17, 2007, the Company granted options to purchase 93,900 shares of common stock to directors, senior managers and other employees.  The modification affected 60 employees and 8 directors.  See Note 1 and 10 to the audited consolidated financial statements included in the Annual Report for further information relating to all equity compensation plans.

Additional information on long-term awards for executive officers is shown in the Outstanding Equity Awards at Fiscal Year-End Table on page 17.

Health and Welfare Benefits:

The Company offers health and welfare programs to all eligible employees.  The programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability.  The CEO, CFO and other NEOs received up to $12,000 each in 2007 from the Bank for health and welfare benefits.

Salary Continuation Agreements:

Each of the Named Executive Officers is a party to a salary continuation agreement that will provide for an annual payment for a period of time following retirement from service as an executive of the Bank.  The salary continuation agreements terminate upon the executives’ death prior to retirement, voluntary termination of service prior to retirement, or involuntary termination of service for cause.  The salary continuation agreements provide for payment of a lump sum in the event of a change of control of the Company, defined as the cumulative transfer of more than fifty percent (50%) of the voting stock of the Company.  Each person’s annual benefit is determined at the time of retirement, on the basis of (i) the individual’s age upon retirement, (ii) the percentage of benefit vested upon retirement, and (iii) the maximum annual benefit assigned in the individual’s Salary Continuation Agreements.  Additional information on the details of each participant’s benefit under the agreements is shown in the Pension Benefits Table on page 18 and the Potential Payments Upon Termination or Change in Control section on page 20.   The Salary Continuation Agreements and the termination provisions under the CEO’s Employment Agreement are subject to non-competition covenants if the executive, without prior written consent of the Company, directly or indirectly becomes involved in any capacity with a competitive enterprise within the trading area of the Bank, defined as a 50 mile radius.

Severance Plan:

The Bank offers a severance pay plan to provide transitional benefits to certain terminated employees while they seek new employment.  In general, full-time and certain part-time employees who are terminated involuntarily without cause, laid off, or terminated as a result of a reduction in force, may be entitled to benefits under this plan.  Covered termination means a Bank-initiated dismissal for other than cause but does not include voluntary termination, retirement, or termination for cause.  The CEO is not eligible under this severance plan, however, the CFO and other NEOs are eligible to receive a benefit under this plan, paid in a lump sum based on two weeks pay for each year of service with a minimum 12 weeks and a maximum 26 weeks.  See Potential Payments Upon Termination or Change in Control section on page 20.

Employment Agreements:

The Bank has an employment agreement with Daniel J. Doyle, the Company and Bank’s CEO, dated as of May 11, 1998 and amended July 17, 2002 pursuant to which Mr. Doyle is employed as President and Chief Executive Officer of the Bank.  The employment agreement renews automatically for one-year terms, unless terminated by either party not later than sixty days prior to expiration. Under the employment agreement, the Board of Directors sets Mr. Doyle’s salary for each year.

The employment agreement sets up the Company’s intent for granting performance-based incentive stock options which will result in Mr. Doyle owning approximately five percent (5%) of the Company’s stock when Mr. Doyle reaches age 65, if he has been employed continuously by the Company.  The 5% shall not include any shares Mr. Doyle purchases that are in addition to shares granted under a stock option plan.  At the present time 4.60% of the 5% have been issued. However, additional stock options are subject to the discretion of the Board of Directors in the future.

Under the agreement, Mr. Doyle is entitled to receive a bonus, based on the achievement each year of certain performance goals.  The goals and the target amount of the bonus are established at the beginning of each year by the Board, and the evaluation of the achievement of the goals and the amount of bonus payable with respect to each year are determined by the Board following the conclusion of the year.

For 2007, the Board of Directors set the target bonus at 50% of Mr. Doyle’s salary, subject to adjustments, up or down, depending on actual performance.  The target bonus was weighted 70% for Company wide financial performance thresholds and 30% for management components with an additional modifier determined by the outcome of regulatory examinations and internal and external audits.  Mr. Doyle’s total incentive award for 2007 was $200,000 based on exceeding targeted thresholds.

The employment agreement with Mr. Doyle also provides for: (a) a Bank-paid membership in a local country club; (b) an automobile allowance of $1,000 per month; (c) participation in medical, dental and similar plans offered by the Bank for Mr. Doyle and his dependents, as well as Bank-paid term life insurance coverage of at least $100,000; and (d) five weeks of vacation annually.

Under the terms of the agreement, Mr. Doyle is entitled to certain benefits for involuntary termination by the Company for reasons other than cause, as defined in the agreement.  Under the agreement, Mr. Doyle is eligible for the following:

•                  For early termination upon disability, Mr. Doyle shall receive his then current base salary for 180 days from the date of his first absence due to disability, should the Board, at its option terminate the employment agreement.

•                  For a change in ownership or effective control of the Company, Mr. Doyle may elect to stay or leave the Company and receive a lump sum termination payment equal to the average total cash compensation paid to Mr. Doyle during the most recent three fiscal years multiplied by two.  A change in ownership or effective control is defined when more than 50% of the outstanding shares of the Company are transferred to any other entity.

•                  If the Company terminates the employment agreement without cause, Mr. Doyle is entitled to receive up to 24 payments, each equal to one-twelfth (1/12) of his annual base salary at the time of termination.  If Mr. Doyle obtains other comparable employment within the 24 month period, payments will cease.

In the event the Company is not the surviving entity after a change in ownership as a result of any action taken at the direction of any supervisory or regulatory authority the employment agreement terminates and Mr. Doyle is not eligible to any further compensation under the agreement except for those that may have accrued prior to the date of such termination.

Mr. Doyle has an Executive Salary Continuation Agreement with the Bank.  In the event of involuntary termination for reasons other than cause, as defined in the agreement, he is entitled to receive the following:

•                  Change in control lump sum payment equal to the present value of 100% of the normal retirement benefit that he would have received had he been employed by the Bank until December 31, 2010.  His change in control benefit as of December 31, 2007 is estimated at $1,786,000.

•                  For early termination upon disability, he would receive an annual benefit equal to the early retirement benefit or normal retirement benefit that he would have received had he retired from the Bank.  As of December 31, 2007 he would receive an annual disability benefit based on early retirement of $105,000 for 15 years, paid monthly.  The disability benefit will be increased each year by 3% to account for cost of living increases.

In the event of a termination of Mr. Doyle by the Company “for cause”, Mr. Doyle would forfeit benefits under the Executive Salary Continuation Agreement.

If any payment or distribution by the Bank to Mr. Doyle under his employment agreement or his Executive Salary Continuation Agreement, alone or together would result in Mr. Doyle being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or if any interest or penalties are incurred with respect to such excise tax, Mr. Doyle is entitled to receive an additional payment (a Gross Up Payment) for the amount of such additional payments as permitted by Section 409A.

Executive/Directors Resources Committee Report

The Executive/Directors Resources Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (the C D & A) with management.  Based on these reviews and discussions, the Committee recommends to the Board of Directors that the C D & A be included in the Company’s Definitive Proxy Statement for the 2008 Annual Meeting of Shareholders.

Respectively submitted by the members of the Executive/Directors Resources Committee,

Daniel N. Cunningham

Chairman of the Executive/Directors Resources Committee

Edwin S. Darden Jr.

Louis McMurray

William S. Smittcamp                                                                                                                           March 21, 2008

SUMMARY COMPENSATION

The following table sets forth information regarding compensation earned by our CEO, our CFO and three other NEOs for services rendered to the Company for the fiscal year ended December 31, 2007.  Bonuses are paid under the Company’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

Summary Compensation Table

Name and Principal Position	Year	Salary($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation (10)	Change in Nonqualified Deferred Compensation Earnings ($) (11)	All Other Compensation ($)		Total ($)
Daniel J. Doyle President and Chief Executive Officer	2007	$295,000		$20,444	$201,000	$178,631	$63,970	(2)	$759,045
	2006	280,000		—	201,000	464,950	67,308		1,013,258
David A. Kinross Senior Vice President and Chief Financial Officer	2007	160,000		10,222	61,800	15,697	10,773	(3)	258,492
	2006	100,000		58,355	38,350	7,503	4,298		208,506
Lydia E. Shaw Senior Vice President, Consumer and Retail Banking (4)	2007	31,231	(5)	63,731	11,023	—	10,860	(6)	116,845
Thomas L. Sommer Senior Vice President, Credit Administrator	2007	160,000		10,222	61,818	24,288	32,335	(7)	288,663
	2006	145,616		—	55,410	95,734	28,416		325,176
Gary Quisenberry Senior Vice President, Commercial and Business Banking	2007	170,000		10,222	60,097	31,965	42,556	(8)	314,840
	2006	159,250		—	54,078	87,304	36,436		337,068
Shirley Wilburn Senior Vice President, Consumer and Retail Banking (Retired) (4)	2007	140,000		10,222	44,090	59,544	36,959	(9)	290,815
	2006	132,912		—	44,875	177,173	29,736		384,696

(1)

In accordance with FAS123(R), the award equals the aggregate grant date fair value. Additional discussion is set out in Note 1 of the audited consolidated financial statements included in the annual report that accompanies this proxy statement, and is incorporated herein by reference.

(2)

Includes, for 2007, directors’ fees of $18,400, $5,301 in life insurance premiums, $22,623 contributed to the Bank’s 401(k)/Profit Sharing Plan for Mr. Doyle’s account, $4,957 country club membership dues, $12,000 auto allowance and $689 tax gross-up for term life insurance premiums.

(3)

Includes, for 2007, $960 in life insurance premiums, $3,813 contributed to the Bank’s 401(k) Plan for Mr. Kinross’ account, and $6,000 auto allowance for Mr. Kinross. Mr. Kinross was hired in May of 2006 and is not yet eligible for the Bank’s Profit Sharing Plan.

(4)

Mrs. Wilburn was Senior Vice President, Consumer and Retail Banking until December 2007 when Ms. Shaw was named as her replacement. Mrs. Wilburn held the position of Senior Vice President until her retirement on January 2, 2008.

(5)	Reflects partial year salary. Ms. Shaw joined the Bank in October, 2007. Annual salary for Ms. Shaw is $140,000.
(6)

Includes, for 2007, $360 in life insurance premiums, $7,500 temporary living expense and $3,000 auto allowance for Ms. Shaw. Ms. Shaw was hired in October of 2007 and is not yet eligible for the Bank’s 401(k)/Profit Sharing Plan.

(7)

Includes, for 2007, $2,375 in life insurance premiums and $21,466 contributed to the Bank’s 401(k)/Profit Sharing Plan for Mr. Sommer’s account, $4,894 country club membership dues and $3,600 auto allowance.

(8)

Includes, for 2007, $2,993 in life insurance premiums and $22,483 contributed to the Bank’s 401(k)/Profit Sharing Plan for Mr. Quisenberry’s account and $5,080 country club membership dues and $12,000 auto allowance.

(9)

Includes, for 2007, $4,252 in life insurance premiums and $18,207 contributed to the Bank’s 401(k)/Profit Sharing Plan for Mrs. Wilburn’s account, $12,000 auto allowance, and $2,500 retirement gift approved by the Board.

(10)

Value represents annual incentive compensation. For further explanation of how the incentive was calculated, is set out in the Compensation Discussion and Analysis under the section entitled Incentive Compensation on page 9.

(11)

Amounts reported reflect changes in accrual balances for salary continuation plans as calculated for financial statement purposes. Additional discussion is set out in Note 12 of the audited consolidated financial statements included in the annual report that accompanies this proxy statement, and is incorporated herein by reference.

Grant of Plan Based Awards

Name	Grant Date		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Daniel J. Doyle, President and Chief Executive Officer	10/17/2007	(1)	5,000	$12.00
David A. Kinross, Senior Vice President and Chief Financial Officer	10/17/2007	(1)	2,500	$12.00
David A. Kinross, Senior Vice President and Chief Financial Officer	10/17/2007	(2)	15,000	$12.00
Lydia E. Shaw, Senior Vice President, Consumer and Retail Banking	10/1/2007	(3)	15,000	$12.20
Thomas L. Sommer, Senior Vice President, Credit Administrator	10/17/2007	(1)	2,500	$12.00
Gary Quisenberry, Senior Vice President, Commercial and Business Banking	10/17/2007	(1)	2,500	$12.00
Shirley Wilburn, Senior Vice President, Consumer and Retail Banking (Retired)	10/17/2007	(1)	2,500	$12.00

(1)

In October 2007, the Company cancelled the stock options granted on April 23, 2007 and on October 17, 2007, granted new options. All options were granted with an exercise price equal to the fair market value on the grant date. Stock options vest at the rate of 20% per year, with vesting dates of 4/23/2008, 4/23/2009, 4/23/2010, 4/23/2011, and 4/23/2012. The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(2)

In October 2007, the Company cancelled 15,000 stock options granted on May 1, 2006 and on October 17, 2007, granted options to purchase15,000 shares of common stock to Mr. Kinross, of which 3,000 were immediately vested. All options were granted with an exercise price equal to the fair market value on the grant date. Stock options vest at the rate of 20% per year, with vesting dates of 5/01/2008, 5/01/2009, 5/01/2010, and 5/01/2011. The options have a term of nine years, subject to earlier termination in certain events related to termination of employment.

(3)

The options were granted from the 2005 Omnibus Incentive Plan. The right to exercise stock options vests on an annual basis over a five-year period from the date of the grant. The exercise price represents 100% of the market value on the date of grant as determined by the Board of Directors. The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

As a result of the modifications to option terms described in footnote (1) and (2) of this table and modifications to option terms for certain options granted to directors (as set out in footnote (1) to the Summary Compensation Table for directors, below), the Company recognized an additional $29,000 in incremental stock based compensation expense on its financial statements for the year 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2007 for the persons named in the Summary Compensation Table above.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($ )	Option Expiration Date
Daniel J. Doyle, President and Chief Executive Officer	40,000	—		$3.44	1/17/2011
	13,824	—		$4.32	5/27/2009
	20,478	—		$4.32	6/1/2008
	698	—		$4.32	5/27/2009
	8,000	2,000	(1)	$8.63	6/18/2013
	1,040	1,560	(2)	$13.50	7/20/2015
	2,960	4,440	(2)	$13.50	7/20/2015
	90,000	—		$3.41	4/19/2010
	—	5,000	(3)	$12.00	4/23/2017
David A. Kinross, Senior Vice President and Chief Financial Officer	3,000	12,000	(4)	$12.00	5/1/2016
	—	2,500	(3)	$12.00	4/23/2017
Lydia E. Shaw, Senior Vice President, Consumer and Retail Banking	—	15,000	(5)	$13.50	4/2/2007
Thomas L. Sommer, Senior Vice President, Credit Administrator	8,000	—		$4.32	6/20/2011
	13,200	—		$4.32	9/16/2008
	4,000	—		$4.32	6/16/2009
	8,000	—		$5.68	9/18/2012
	4,000	—		$8.63	6/18/2013
	2,000	3,000	(2)	$13.50	7/20/2015
	20,000	—		$3.88	12/15/2009
	6,000	—		$3.41	4/19/2010
	—	2,500	(3)	$12.00	4/23/2017

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($ )	Option Expiration Date
Gary Quisenberry, Senior Vice President, Commercial and Business Banking	8,000	—		$4.32	6/20/2011
	8,000	—		$5.68	9/18/2012
	4,000	—		$8.63	6/18/2013
	2,000	3,000	(2)	$13.50	7/20/2015
	32,000	—		$3.44	3/15/2010
	—	2,500	(3)	$12.00	4/23/2017
Shirley Wilburn, Senior Vice President (Retired)	4,000	—		$8.63	6/18/2013
	2,000	3,000	(2)	$13.50	7/20/2015
	—	2,500	(3)	$12.00	4/23/2017

(1)          Stock options vest at the rate of 20% per year, with vesting dates of 6/18/2007 and 6/18/2008.

(2)          Stock options vest at the rate of 20% per year, with vesting dates of 7/20/2007, 7/20/2008, 7/20/2009, and 7/20/2010.

(3)          Stock options vest at the rate of 20% per year, with vesting dates of 4/23/2008, 4/23/2009, 4/23/2010, 4/23/2011, and 4/23/2012.

(4)          Stock options vest at the rate of 20% per year, with vesting dates of 5/01/2008, 5/01/2009, 5/01/2010, and 5/01/2011.

(5)          Stock options vest at the rate of 20% per year, with vesting dates of 10/01/2008, 10/01/2009, 10/01/2010, 10/01/2011, and 10/1/2012.

Pension Benefits

The following table discloses the estimated present value (based on a discount rate of 6.00% relying on AA-rated 20-year corporate bond rates) of total benefits if the participant retires at normal retirement age.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Daniel J. Doyle, President and Chief Executive Officer	Executive Salary Continuation Agreement (1)	N/A	$1,786,000	(4)(5)	$—
	Endorsement Method Split Dollar Plan (1)	N/A	See Note	(5)	$—
David A. Kinross, Senior Vice President and Chief Financial Officer	Executive Salary Continuation Agreement (3)	N/A	$595,000	(4)(6)	$—
	Endorsement Method Split Dollar Plan (3)	N/A	See Note	(6)	$—

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Lydia Shaw, Senior Vice President, Consumer and Retail Banking	Executive Salary Continuation Agreement (2)	N/A	$595,000	(4)(7)	$—
	Endorsement Method Split Dollar Plan (2)	N/A			$—
Thomas L. Sommer, Senior Vice President, Credit Administrator	Executive Salary Continuation Agreement (3)	N/A	$595,000	(4)(8)	$—
	Endorsement Method Split Dollar Plan (3)	N/A	See Note	(8)	$—
Gary Quisenberry, Senior Vice President, Commercial and Business Banking	Executive Salary Continuation Agreement (3)	N/A	$595,000	(4)(8)	$—
	Endorsement Method Split Dollar Plan (3)	N/A	See Note	(8)	$—
Shirley Wilburn, Senior Vice President, Consumer and Retail Banking (retired)	Executive Salary Continuation Agreement (1)	N/A	$525,000	(4)(9)	$—
	Endorsement Method Split Dollar Plan (1)	N/A	See Note	(9)	$—

(1)   Effective December 31, 2006.

(2)   Effective January 2, 2008.

(3)   Effective March 1, 2007.

(4)   The method used to calculate the retirement benefit, based on assumptions used for financial reporting purposes under generally accepted accounting principles, is a present value calculation using a discount rate of 6.00% relying on AA-rated 20-year corporate bond rates. See Note 12 to the audited consolidated financial statements in the Annual Report for further details on Salary Continuation Plans.

(5)   Under the terms of Mr. Doyle’s agreement for normal retirement, if he retires on or after December 31, 2010, he is eligible to receive an annual benefit equal to $150,000 per year, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year. He is eligible for an early retirement benefit as of December 31, 2007 in which he would receive $105,000 per year, payable in monthly installments, over a 15 year period which increases for inflation at 3% each year. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Mr. Doyle’s Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of his death. The division of the death proceeds to Mr. Doyle’s beneficiaries should he be employed by the Bank at the time of death would be (i) a lump sum payment equal to the present value of the normal retirement benefit under his Salary Continuation Agreement or (ii) 100% of the total death proceeds of the policy, whichever amount is less. The division of the death proceeds to Mr. Doyle’s beneficiaries should he be retired from the Bank at the time of death would be a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Salary Continuation Agreement, but for the insured’s death, or 100% of the total death proceeds of the policy, whichever amount is less.

(6)   Under the terms of Mr. Kinross’ Salary Continuation Agreement for normal retirement, if he retires on or after December 31, 2026, he is eligible to receive an annual benefit equal to $50,000 per year, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year. If Mr. Kinross retires on or after May 20, 2024 and prior to December 31, 2026, he is eligible for an early retirement benefit. The amount of early retirement benefit would be based on the present value of the early retirement benefit payments, payable over 15 years in monthly installments, and increased 3% annually for inflation. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Mr. Kinross’ Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of his death. Should he be employed by the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less. Should he be retired from the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

(7)   Under the terms of Ms. Shaw’s Salary Continuation Agreement for normal retirement, if she retires on or after December 31, 2020, she is eligible to receive an annual benefit equal to $50,000 per year, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year. If Ms. Shaw retires on or after March 29, 2016 and prior to December 31, 2020, she is eligible for an early retirement benefit. The amount of early retirement benefit would be based on the present value of the early retirement benefit payments, payable over 15 years in monthly installments, and increased 3% annually for inflation. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Ms. Shaw’s Life Insurance Endorsement Method Split Dollar Plan, her beneficiaries are entitled to receive certain benefits in the event of her death. Should she be employed by the Bank at the time of death, her beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less. Should she be retired from the Bank at the time of death, her beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

(8)   Under the terms of Messrs. Sommer and Quisenberry’s Salary Continuation Agreements for normal retirement, if they retire on or after December 31, 2012 or December 31, 2015, respectively, they are eligible to receive an annual benefit equal to $50,000 per year, payable in monthly installments, over a 15 year period which increases for inflation at 3% each year. If Mr. Sommer retires on or after February 23, 2008 and prior to December 31, 2012, he is eligible for an early retirement benefit. If Mr. Quisenberry retires on or after May 26, 2011 and prior to December 31, 2015 he is eligible for an early retirement benefit. The amount of early retirement benefit for Messrs. Sommer and Quisenberry would be based the month of retirement which would be discounted by the number of months left for full retirement, the early retirement benefit would be payable over 15 years in monthly installments, increased 3% annually for inflation. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Messrs. Sommer and Quisenberry’s Life Insurance Endorsement Method Split Dollar Plan, their beneficiaries are entitled to receive certain benefits in the event of death. Should they be employed by the Bank at the time of death, their beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less. Should they be retired from the Bank at the time of death, their beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under their Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

(9)   Mrs. Wilburn retired on January 2, 2008. Her retirement benefit is $40,000, payable in equal monthly installments for a period of 15 years, increased annually 3% for inflation. Mrs. Wilburn is entitled to an additional retirement benefit of $49,000, payable in a lump sum at retirement. In the event of her death, while in pay status, no further benefits are payable and her Salary Continuation agreement automatically terminates. However, under the terms of her Life Insurance Endorsement Method Split Dollar Plan, her beneficiaries are entitled a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under their Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

Potential Payments Upon Termination or Change in Control

Executive Salary Continuation Agreements and the Bank’s Severance Pay Plan require the Company to provide compensation to the CFO and other NEOs in the event of a termination of employment or a change in control of the Company. The CEO is not eligible for severance pay under the Severance Pay Plan and the amount of compensation payable to the CEO under his Executive Salary Continuation Agreement is explained above under his Employment Agreement. The CFO and NEOs qualify for benefits under certain circumstances.

Under the Executive Salary Continuation Agreements, if the executive is disabled prior to retirement or termination of employment, he is entitled to an annual disability benefit equal to the executive’s accrual balance payable monthly for 15 years increased annually 3% for cost of living increases. The CFO and other NEOs are eligible for early involuntary termination benefits payable at normal retirement age. Involuntary termination means the executive’s employment terminates by action of the Bank prior to retirement, and such termination of employment is not for cause. In the event the executive’s employment terminates for cause prior to retirement, their Executive Salary Continuation Agreement immediately terminates and the executive forfeits all benefits under the agreement. Upon a change in control the Bank shall pay the executive a lump sum payment equal to the present value of 100% of the benefit that the executive would have received had the executive been employed until normal retirement. The Bank’s Severance Pay Plan for Senior Vice Presidents provides two weeks pay per year of service with a minimum of 12 weeks and a maximum of 26 weeks. See details on the Bank’s Severance Pay Plan on page 11. In the event of dissolution or liquidation of the Company or a merger or change in control, unexercised stock options vest immediately. See the Outstanding Equity awards at Fiscal Year-End table for a break down of options outstanding.

Compensation of Directors

The Board of Directors of the Company has not approved payment of fees in connection with attendance at Company Board or Board Committee meetings.

The Chairman of the Board of the Bank receives $2,147 and all other directors (including employee directors) of the Bank receive $1,533 per month for Board meeting attendance. The fees paid for director board meetings are based on comparable amounts paid by other financial institutions in the Company’s geographic market area.

Aggregate Bank directors’ fees in the sum of $173,000 were paid (including amounts deferred under Deferred Compensation Agreements between the Bank and certain of its directors) during the fiscal year ended December 31, 2007.

Deferred Compensation Agreements

Six of the Bank’s non-employee directors have entered into deferred compensation agreements with the Bank, electing to defer some or all of their fees in exchange for the Bank’s promise to pay a deferred benefit in the future. A deferred compensation agreement allows a non-employee director to reduce current taxable income in exchange for larger payments at retirement, when the recipient could be in a lower tax bracket. Deferred director fees are expensed by the Bank and are set aside in a separate liability account. Credited on the account balance at a rate determined annually by the Board of Directors, interest on deferred fees continues to accrue until the director’s service terminates and payment of benefits commences. Payment of accrued benefits, represented by the account balance, can be made in a lump sum or in installments, at each participating director’s election. After retirement, benefit payments are taxable income to the participating director and are deductible expenses to the Bank as they are paid. The deferred compensation arrangement with non-employee directors is an unfunded plan, which means that a participating director has no rights beyond those of a general creditor of the Bank, and no specific Bank assets are set aside for payment of account balances. A director whose service terminates for cause forfeits all accrued interest and is entitled solely to the fees previously deferred.

The Bank has a universal life insurance policy insuring the life of each participating director. The Bank is the owner of each policy. Each non-employee director who has entered into a deferred compensation agreement has also entered into a related Split Dollar Agreement and Endorsement. Under the latter Split Dollar Agreement and Endorsement, the Bank and each participating director agree to a division of death benefits under the life insurance policies. A Split Dollar Agreement and Endorsement provides that a director’s designated beneficiary(ies) is entitled at the director’s death to receive life insurance proceeds:

(a)          In an amount intended to approximate the projected deferred compensation agreement account balance at the director’s retirement, if the director dies before terminating service with the Bank.

(b)         In an amount intended to approximate the deferred compensation agreement account balance remaining unpaid, if the director dies after terminating service with the Bank.

In either case, the Bank’s obligations under a deferred compensation agreement are extinguished by the director’s death. The Bank is entitled to any insurance policy death benefits remaining after payment to the director’s beneficiary(ies). The Bank expects to recover in full from its portion of the policies’ death benefits all life insurance premiums previously paid by the Bank. The policies serve informally as a source of financing for the Bank’s deferred compensation obligations arising out of a director’s death before retirement, as well as an investment to finance post-retirement payment obligations. Although the Bank expects the policies to serve as a source of funds for death benefits payable under the deferred compensation agreements, as noted above the directors’ contractual entitlements are not funded. These contractual entitlements remain contractual liabilities of the Bank, payable after the directors’ termination of service.

The information on Directors’ compensation in the table below is for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Change in Nonqualified Deferred Compensation Earnings (2)	All Other Compensation ($) (3)	Total ($)
Daniel N. Cunningham	$25,760	$20,444	$27,229	$9,275	$82,708
Sidney B. Cox	18,400	20,444			38,844
Edwin S. Darden, Jr.	18,400	20,444	9,486	259	48,589
Steven D. McDonald	18,400	20,444	21,175	2,391	62,410
Louis McMurray	18,400	20,444	23,009	2,696	64,549
Wanda L. Rogers	18,400	20,444	24,312	8,268	71,424
William Smittcamp	18,400	20,444	23,009	1,753	63,606
Joseph B. Weirick	18,400	20,444			38,844

(1)                On April 23, 2007 the directors were each granted options to purchase 5,000 shares of common stock. In October 2007, the Company’s Board of Directors cancelled the stock options granted on April 23, 2007 and on October 17, 2007, granted options to purchase 5,000 shares of common stock to each of the directors. All options were granted with an exercise price equal to the fair market value on the grant date. In accordance with FAS123(R), the award equals the aggregate grant date fair value. The fair value was estimated on the date of grant using an option-pricing model. For more detail see Note 1 and 10 to the audited Consolidated Financial Statements in the Company’s Annual Report, which are incorporated herein by reference.

(2)                The amounts reported represent interest earned on deferred fees under the Directors’ deferred compensation agreements as discussed above. Directors, who participated, deferred 100% of their fees in 2007.

(3)                Represents the imputed dollar values for insurance coverage under the Split Dollar Agreement and Endorsement plan discussed above.

The aggregate number of options awards outstanding for each non-employee director of the Company as of December 31, 2007 is detailed in the table below.

Name	Aggregate Options Awards outstanding as of 12/31/07
Daniel N. Cunningham	15,000
Sidney B. Cox	45,000
Edwin S. Darden, Jr.	45,000
Steven D. McDonald	45,000
Louis McMurray	25,000
Wanda L. Rogers	45,000
William Smittcamp	45,000
Joseph B. Weirick	45,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no material transactions, except as disclosed below, since January 1, 2007, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which any director, executive officer, five-percent shareholder or any member of the immediate family of any of the foregoing persons had, or will have, a direct or indirect material interest.

During the normal course of business, the Bank enters into loans with related parties, including executive officers and directors. These loans are made with substantially the same terms, including rates, collateral and repayment terms, as those prevailing at the same time with unrelated parties, and do not involve more than the normal risk of collectibility or represent other unfavorable features. See Note 13 in the audited financial statements included in the Annual Report for detail on outstanding loans and commitments to related parties.

Except for loans granted in the normal course of business, the Company has no other related party transaction.

Policy and Procedures on Related Person Transaction

The Company adopted its code of ethics to promote the highest ethical standards within the Company. Under the code of ethics, Company personnel are expected to make immediate disclosure of situations that might create a conflict of interest, or the perception of a conflict of interest, which includes transactions involving entities with which such personnel are associated. The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Such transactions, after full disclosure of the material terms to the Board, must be approved by the members of the Board who are not parties to the specific transaction to determine that they are just and reasonable to the Company at the time of such approval, with those members of the Board (if any) who have an interest in the transaction abstaining. Such procedures are consistent with the terms of California corporate law.

CODE OF ETHICS AND CONDUCT

The successful business operation and reputation of Central Valley Community Bancorp is built upon the principles of fair dealing and ethical conduct of all our employees. Shareholders and our employees look to and have the expectation that our chief executive officer, chief financial officer and all senior officers set the highest standards of conduct to promote:

•                  Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                  Full, fair, accurate, timely, and understandable disclosure in reports and documents that are filed with, or submitted to, the Securities Exchange Commission, and in other public communications made by the Company.

•                  Compliance by Central Valley Community Bancorp with all applicable laws and regulations and the conduct of the Company’s business by its directors, officers and employees in accordance with the letter, spirit, and intent of all relevant laws and that they will refrain from any illegal, dishonest, or unethical conduct.

•                  The prompt internal reporting to Chairman of the Board of Directors of any violations of the code, and

•                  Accountability for adherence to the code.

Our reputation for integrity and excellence requires careful observance of the spirit and letter of all applicable laws and regulations, as well as a scrupulous regard for the highest standards of conduct and personal integrity. The continued success of Central Valley Community Bancorp is dependent upon our shareholders’ and customers’ trust and we are dedicated to preserving that trust.

A copy of the Company’s Code of Ethics and Conduct may be requested by writing Cathy Ponte, Assistant Corporate Secretary, Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720 and may also be accessed electronically at the Company website at www.cvcb.com.

SHAREHOLDER COMMUNICATION

The Board of Directors does not have a formal process for shareholders to send communications to the Board. However, shareholders may send recommendations for director nominees or other communications to the Board of Directors or any individual director at the following address. All communications received are reported to the board or the individual directors:

Board of Directors (or Executive/Directors Resources and Nominating Committee, or name of individual director)

C/o Cathy Ponte

Assistant Corporate Secretary

Central Valley Community Bancorp

7100 N. Financial Drive, Suite 101

Fresno, California 93720

DIRECTOR ATTENDANCE AT SHAREHOLDER MEETINGS

The Company does not have a policy which specifically addresses director attendance at shareholder meetings. However, nine directors were in attendance at the 2007 Annual Meeting of Shareholders on May 16, 2007.

REIMBURSEMENT AND TAX SHARING AGREEMENT

The Company has entered into an agreement with the Bank pursuant to which the Bank has agreed to reimburse the Company for certain expenses incurred by the Company in rendering management services on terms and conditions consistent with the requirements of Section 23A of the Federal Reserve Act and Federal Reserve Regulation W. In addition, the Company has entered into a tax sharing agreement with the Bank providing for the allocation of tax obligations among the Company and the Bank in compliance with regulatory requirements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the SEC). Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the best knowledge of the Company, the only greater than ten-percent holder of the Company’s Common Stock is Mr. Louis McMurray and his related interests. See Principal Shareholders.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 4 and 5 were required for those persons, the Company believes that for the 2007 fiscal year, the officers and directors of the Company complied with all applicable filing requirements, except that Shirley Wilburn filed one Form 4 late. The Form 4 reported a single transaction gifting shares.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The firm of Perry-Smith LLP, which served the Company as independent registered public accounting firm for 2007, has been selected by the Audit Committee of the Board of Directors of the Company to be the Company’s independent registered public accounting firm for 2008. All Proxies will be voted “FOR” ratification of such selection unless authority to vote for the ratification of such selection is withheld or an abstention is noted. If the nominee should unexpectedly for any reason decline or be unable to act as independent public accountants, the Proxies will be voted for a substitute nominee to be designated by the Audit Committee.

Representatives from the accounting firm of Perry-Smith LLP will be present at the meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The following presents fees billed for the years ended December 31, 2007 and 2006 for professional services rendered by the Company’s independent registered public accounting firm in connection with the audit of the Company’s consolidated financial statements and fees billed by the Company’s independent registered public accounting firm for other services rendered to the Company.

FEES	2007	2006
Audit Fees (1)	$140,000	$124,000
Audit-Related Fees (2)	$2,000	$1,900
Tax Fees (3)	$35,000	$25,100
All Other Fees (4)	$27,000	$18,600

(1)   Audit fees include professional services in connection with the audit of the Company’s consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements.

(2)   Audit-related fees represent fees for professional services for technical accounting, consulting and research.

(3)   Tax service fees consist of compliance fees for the preparation of original and amended tax returns and tax payment-planning services. Tax service fees also include fees relating to other tax advice, tax consulting and planning other than for tax compliance and preparation.

(4)   All other fees, consisted primarily of consulting services for the Company’s strategic plan.

The Audit/Compliance Committee has determined that the provision of services, in addition to audit services, rendered by Perry-Smith LLP and the fees paid therefor in fiscal years 2007 and 2006 were compatible with maintaining Perry-Smith LLP’s independence.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PERRY-SMITH LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND VOTING AT THE MEETING.

SHAREHOLDER PROPOSALS

The 2009 Annual Meeting of Shareholders of the Company will be held on May 20, 2009. December 10, 2008 is the date by which shareholder proposals intended to be presented at the 2009 Annual Meeting must be received by management of the Company at its principal executive office for inclusion in the Company’s 2009 proxy statement and form of proxy relating to that meeting under SEC rules. Submission of a proposal does not guarantee that it will be included. Notice of any business item proposed to be brought before an annual meeting by a shareholder under the Company’s By-Laws must be received by the Company not less than 10 days or more than 60 days before the annual meeting. If the Company’s 2009 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any proposed business item no earlier than March 20, 2009, and no later than May 10, 2009. If the Company does not receive timely notice, the Company’s bylaws preclude consideration of the business item at the annual meeting.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this proxy statement is brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their judgment.

Dated: April 2, 2008	For the Board of Directors
Fresno, California

/s/ Daniel N. Cunningham

Daniel N. Cunningham
Chairman of the Board

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Sidney B. Cox	☐	☐	02 - Daniel N. Cunningham	☐	☐	03 - Edwin S. Darden Jr.	☐	☐

	04 - Daniel J. Doyle	☐	☐	05 - Steven D. McDonald	☐	☐	06 - Louis McMurray	☐	☐

	07 - Wanda L. Rogers	☐	☐	08 - William S. Smittcamp	☐	☐	09 - Joseph B. Weirick	☐	☐

		For	Against	Abstain

2.	To approve the proposal to ratify the appointment of Perry-Smith LLP as the independent registered public accounting firm for the company’s 2008 Fiscal year.	☐	☐	☐

3.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

B  Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as your name(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CENTRAL VALLEY COMMUNITY BANCORP

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 21, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Central Valley Community Bancorp, and the accompanying Proxy Statement dated April 2, 2008, and revoking any Proxy heretofore given, hereby constitutes and appoints Daniel J. Doyle and Wanda L. Rogers, and each of them, with full power of substitution, as attorneys and Proxies to appear and vote all of the shares of Common Stock of Central Valley Community Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Central Valley Community Bancorp, to be held at the offices of Central Valley Community Bancorp, 7100 No. Financial Drive, Suite 101, Fresno, California 93720 on Wednesday, May 21, 2008 at 6:00 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSAL NO. 2.  THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSAL NO. 2.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED PRE-PAID ENVELOPE.